Exhibit 99.1

CONTACT:

Michael W. Kaplan

Chief Financial Officer

(714) 414-4003

PACIFIC SUNWEAR POSTS POSITIVE HOLIDAY SALES;

REVISES FOURTH QUARTER GROSS MARGIN GUIDANCE

ANAHEIM, Calif., January 10, 2013 — Pacific Sunwear of California, Inc. (NASDAQ: PSUN) (the “Company”), announced today that its fourth fiscal quarter same-store sales through January 6, 2013 increased 1% on a continuing operations basis. The Company also disclosed that it expects its gross margin percentage for the fourth quarter to be in the range of 21% to 22%, which represents an increase of approximately 200 to 300 basis points over the same period a year ago. This compares to previous guidance of 22% to 25%. Based on this gross margin trend, the Company expects non-GAAP loss per share from continuing operations to be at the lower end of its previously announced guidance range of $(0.09) to $(0.17), compared to $(0.20) in the fourth quarter of fiscal 2011.

“A shift in holiday traffic toward the end of December resulted in a greater proportion of sales during the peak promotional period versus what we had planned,” said Gary H. Schoenfeld, President and Chief Executive Officer. “Overall, we continue to be encouraged by our results as we are on track to complete both the quarter and the year with positive comparable store sales, higher margins, continued leverage of our cost base, and improved inventory productivity, all of which are contributing to substantial improvement in our pre-tax operating results.”

About Pacific Sunwear of California, Inc.

Pacific Sunwear of California, Inc. and its subsidiaries (collectively, “PacSun” or the “Company”) is a leading specialty retailer rooted in the action sports, fashion and music influences of the California lifestyle. The Company sells a combination of branded and proprietary casual apparel, accessories and footwear designed to appeal to teens and young adults. As of January 10, 2013, the Company operated 681 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com.

Pacific Sunwear Safe Harbor

This press release contains “forward-looking statements” including, without limitation, the Company’s revised guidance for the fourth quarter of fiscal 2012 in the first paragraph above, and Mr. Schoenfeld’s comments relating to certain projected full-year financial results in the second paragraph above. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are not historical facts and involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Uncertainties that could adversely affect the Company’s business and results include, among others, the following factors: adverse changes in economic conditions generally; adverse changes in consumer spending; changes in consumer demands and preferences; same-store sales declines; higher than anticipated markdowns and/or higher than estimated selling, general and administrative costs;

3450 East Miraloma Avenue — Anaheim, CA 92806 — (714) 414-4000

increased sourcing and product costs; currency fluctuations; competition from other retailers and uncertainties generally associated with apparel retailing; merchandising/fashion risk; lower than expected sales from private label merchandise; reliance on key personnel; economic impact of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors as a result of natural disasters or terrorist acts, which could cause unexpected delays in store relocations, renovations or expansions; reliance on foreign sources of production; and other risks outlined in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012 and subsequent periodic reports filed with the SEC. Historical results achieved are not necessarily indicative of the future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

3450 East Miraloma Avenue — Anaheim, CA 92806 — (714) 414-4000